Final Form
                              MEDIX RESOURCES, INC.
                             1999 STOCK OPTION PLAN


     1. Purpose. This 1999 Stock Option Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Medix Resources, Inc., a Colorado corporation (the "Company"), and any present or future 50% or more owned subsidiaries of the Company (individually a "Related Corporation" and collectively "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder that qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986, as amended and the regulations thereunder (the "Code") (individually an "ISO" and collectively "ISOs"); and (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder that do not qualify as ISOs (individually a "Non-Qualified Option" and collectively "Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereinafter individually as an "Option" and collectively as "Options". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 425 of the Code.

     2. Administration of Plan.

     (a) Board or Committee Administration. This Plan shall be administered solely by the Company's Board of Directors (the "Board"), or by a Compensation Committee (the "Committee") consisting of not less than two (2) members of the Board, all of whom are Non-Employee Directors, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to the terms of this Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 below to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 below to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which Options may be granted; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in Section 6 below; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Section 7 below) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any; and (vii) interpret this Plan and prescribe and rescind rules and regulations relating to this Plan. If the Committee determines to issue a Non-Qualified Option, the Committee shall take whatever actions it deems necessary under Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of this Plan or of any Option granted under this Plan shall be final unless otherwise determined by the Board. The Committee may from time-to-time adopt such rules and regulations for carrying out this Plan as it may deem appropriate. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted under this Plan.

     (b) Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Except as otherwise provided by the Company's Bylaws, acts by a majority of the Committee, or acts reduced to or approved in writing by unanimous consent of the members of the Committee, shall be the valid acts of the Committee. From time-to-time the Board may increase the size of the Committee and appoint additional members thereof, who are Non-Employee Directors, may remove members (with or without cause) and may appoint new members in substitution therefor, fill vacancies (however caused), or remove all members of the Committee and thereafter directly administer this Plan.

     (c) Compliance with Federal and State Securities Laws and State Corporate Law. Various restrictions apply to officers and directors and others who may be deemed insiders under federal and state securities laws and state corporate law. These laws impose certain restrictions on insiders. Any Option granted to any director is subject to those restrictions. Holders of Options should consult with their legal and tax advisors regarding the securities law, tax law, corporate law and other effects of transactions under this Plan. The Company does not provide any advice to an optionee on such matters. Restrictions under such laws relate to holding periods, alternative minimum tax calculations and other matters and should be clearly understood by the holders of Options. The granting of Options is subject to any applicable restrictions under state corporate law, including without limitation, restrictions applicable to conflicting interest transactions involving directors.

     (d) Purpose and Intent of Plan. The purpose of this Plan is to advance the interest of the Company and its Related Corporations by stimulating the efforts of employees on behalf of the Company and Related Corporations, and heightening the desire of employees to continue employment with the Company and Related Corporations, assisting the Company and Related Corporations in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract and retain the best available personnel for service as directors to the Company and Related Corporations and for services as consultants to the Company and Related Corporations. This Plan is intended to be an "employee benefit plan" under Rule 16b-3 promulgated under Section 16(b) of the 1934 Act. Transactions under this Plan are intended to comply with Rule 16b-3. To the extent any provisions of this Plan or any action by the Committee or the Board fails to comply with such Rule and to the extent any provisions of this Plan or any action by the Committee or the Board fails to comply with the requirements of the Code (for options intended to be ISOs hereunder), each such provision(s) and action(s) shall be deemed to be null and void, to the extent permitted by applicable law and as deemed advisable by the Committee or the Board.

     (e) Shareholder Approval. Grants of incentive stock options hereunder shall be subject to shareholder approval of this Plan within twelve (12) months following the date this Plan is authorized and approved by the Board.

     3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Any officer or director of the Company who is not also an employee of the Company may not be granted ISOs under this Plan. Non-Qualified Options may be granted to any employee, officer or director (whether or not such person is also an employee of the Company) or to any consultant to the Company or to any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. The granting of a Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify that individual or entity from, participation in any other grant of Options.

     4. Stock. The stock subject to Options shall be authorized but unissued shares of Common Stock of the Company, $.001 par value per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. Subject to the foregoing, the aggregate maximum number of shares of Common Stock that may be issued pursuant to this Plan is 7,000,000, subject to adjustment as provided in Section 13. Any such shares may be issued as ISOs or Non-Qualified Options, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Options shall again be available for grants of Options under this Plan.

     5. Granting of Options. Options may be granted under this Plan at any time until ten (10) years after the date of the authorization and approval of this Plan by the Board. The date of grant of a Option under this Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under this Plan into a Non-Qualified Option pursuant to Section 16 below.

     6. Minimum Option Price; ISO Limitations.

     (a) Price for Non-Oualified Qptions. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under this Plan shall in no event be less than the fair market value per share of the Common Stock on the date of such grant. Subject to the foregoing sentence, the exercise price for Non-Qualified Options granted hereunder shall be determined by the Committee or the Board in its sole discretion, taking into account factors it deems relevant.

     (b) Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under this Plan shall not be less than the fair market value per share of the Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110 %) of the fair market value per share of the Common Stock on the date of grant.

     (c) $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that (in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation), such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner that would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of the Common Stock in that calendar year. Any options granted to an employee in excess of that amount will be granted as Non-Qualified Options.

     (d) Determination of Fair Market Value. If, at the time an Option is granted under this Plan, the Company's Common Stock is publicly-traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then-traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the last sale price, closing bid price or average of bid prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market. However, if the Common Stock is not publicly-traded at the time an Option is granted under this Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee or the Board in its sole discretion, after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. Option Duration. Subject to earlier termination as provided in Sections 9 and 10 below, each Option shall expire on the date specified by the Committee or the Board, but not more than (i) ten (10) years and one (1) day from the date of grant in the case of Non-Qualified Options, (ii) ten (10) years from the date of grant in the case of ISOs generally and (iii) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Related Corporation. Subject to earlier termination as provided in Sections 9 and 10 below, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to Section 16 below.

     8. Exercise of Options. Subject to the provisions of Sections 9 through 12 below, each Option granted under this Plan shall be exercisable as follows:

     (a) Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee or Board may specify.

     (b) Full Vesting . Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee or the Board.

     (c) Partial Exercise. Each Option or installment may be exercised at any time or from time-to-time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     (d) Acceleration of Vesting. The Committee or the Board shall have the right to accelerate the date of exercise of any installment of any Option; provided, however, that the Committee or the Board shall not, without the consent of the optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 16 below) if such acceleration would violate the annual vesting limitation contained in the Code, as described in
Section 6(c) above.

     9. Termination of Employment. If an ISO optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability as defind in Section 10 below, no further installments of such optionee's ISOs shall become exercisable, and (i) if the employee is terminated "for cause," as defined below, while holding one or more ISOs, that portion of each ISO that is vested but which has not already been exercised shall expire coincident with the termination of the optionee's status as an employee, or (ii) if for a reason other than "for cause," such optionee's vested ISOs shall terminate after the passage of ninety (90) days from the date of termination of such optionee's employment, but in no event later than on their specified expiration date(s), except to the extent that such ISOs (or the unexercised installments thereof) have been converted into Non-Qualified Options pursuant to
Section 16 below. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee or the Board shall not be considered an interruption of employment under this Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under this Plan shall not be affected by any change of employment within or among the Company and any Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in this Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by the Company or any Related Corporation for any period of time. For purposes of this Agreement, "for cause" shall mean termination of a position with the Company because of such employee's (i) misfeasance, waste of corporate assets, gross negligence or willful continued failure to substantially perform his reasonably assigned duties or (ii) engagement in dishonest or illegal conduct that is demonstrably injurious to the Company.

     10. Death; Disability.

     (a) Death. If an ISO optionee ceases to be employed by the Company or any Related Corporation by reason of such optionee's death, any ISO of such optionee may be exercised, to the extent of the number of shares with respect to which the optionee could have exercised on the date of the optionee's death, by the optionee's estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one year from the date of the optionee's death.

     (b) Disability. If an ISO optionee ceases to be employed by the Company or any Related Corporation by reason of disability, such optionee (or such optionee's custodian) shall have the right to exercise any ISO held by such optionee on the date of termination of employment, to the extent of the number of shares with respect to which the optionee could have exercised on that date, at any time prior to the earlier of the specified expiration date of the ISO or one year from the date of the termination of the optionee's employment. For purposes of this Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

     11. Assignabilitv. No Option shall be assignable or transferable by the optionee except as permitted by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by the optionee. No ISO shall be transferable except as permitted by the Code.

     12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such form as the Committee or the Board may from time-to-time approve. Such instruments shall conform to the terms and conditions set forth in Sections 6 through 11 above and may contain such other provisions as the Committee or the Board deems advisable, which are not inconsistent with this Plan, including, without limitation, restrictions applicable to shares of the Company's Common Stock issuable upon exercise of Options. In granting Non-Qualified Options, the Committee or the Board may specify that Non-Qualified Options shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee or the Board may determine. The Committee or the Board may from time-to-time confer authority and responsibility on one or more of its members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time-to-time to carry out the terms of such instruments.

     13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to the optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company regarding such Option:

     (a) Stock Dividends and Stock Splits. If the shares of the Company's
Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) Merger, Consolidation, Sale of Assets. In the event of a consolidation, a merger in which the Company is not the surviving entity, or the sale of all or substantially all of the Company's assets, the Committee or the Board may in its sole discretion (i) accelerate the exercisability of any or all outstanding Options so that such Options would be exercisable in full prior to the consummation of such consolidation, merger or asset sale at such times and on such conditions as the Committee or the Board shall determine, or (ii) authorize cash payments to optionees equal to the fair market value of their equity interest in Options and the cancellation of those Options, unless the successor entity, if any, assumes the outstanding Options or substitutes substantially equivalent options therefor.

     (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 13(b) above) pursuant to which securities of the Company or of another entity are issued with respect to the outstanding shares of Common Stock, an optionee, upon exercising an Option, shall be entitled to receive for the purchase price paid upon such exercise the securities the optionee would have received if the optionee had exercised the Option prior to such recapitalization or reorganization.

     (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Sections 13(a), (b) or (c) above with respect to ISOs shall be made only after the Committee or the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee or the Board determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

     (e) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (f) Fractional Shares. No fractional shares shall be issued under this Plan and each optionee shall receive from the Company cash in lieu of such fractional shares.

     (g) Adjustments. Upon the happening of any of the events described in
Section 13(a), (b) or (c) above, the class and aggregate number of shares set forth in Section 4 above that are subject to Options that previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect the events described in such Sections. The Committee or Board shall determine the specific adjustments to be made under this Section 13 and, subject to Section 2 above, its determination shall be conclusive.

     If any person or entity owning restricted Common Stock obtained by exercise of a Option hereunder receives shares or securities or cash in connection with a corporate transaction described in Sections 13(a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or Board.

     14. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price in any of the following ways:
(i) in U.S. dollars in cash or by check, bank draft or money order; (ii) by the surrender of all or part of an Option (including the Option being exercised) with an aggregate net value equal to the aggregate exercise price; (iii) by the tender to the Company of shares of Common Stock with an aggregate value equal to the exercise price; or (iv) by a combination of (i), (ii) and (iii) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his, her or its Option until the date of issuance of a stock certificate for such shares. Except as expressly provided in Section 13 above with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. Term and Amendment of Plan. This Plan was authorized and adopted by the Board on August 16, 1999 subject (with respect to the validation of ISOs granted under this Plan) to approval of this Plan by the stockholders of the Company. If the approval of this Plan by the Company's stockholders is not obtained by August 16, 2000, any grants of ISOs under this Plan made prior to that date will be rescinded, and such grants shall deemed to be grants of an equal number of Non-Qualified Options. This Plan shall expire on August 16, 2009 (except as to Options outstanding on that date). Subject to the provisions of
Section 5 above, Options may be granted under this Plan prior to the date of stockholder approval of this Plan. The Board may terminate or amend this Plan in any respect at any time; provided, however, that the Board may not amend this Plan in any of the following respects without the approval of the Company's stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions: (a) increase of the total number of shares that may be issued under this Plan (except by adjustment pursuant to Section 13 above); (b) modification of the provisions of Section 3 above regarding eligibility for grants of ISOs; (c) modification of the provisions of Section 6(b) above regarding the exercise price at which shares may be offered pursuant to ISOs (except by adjustment pursuant to Section 13 above); and (d) extending the expiration date of this Plan. Except as otherwise provided in this Section 15, in no event may action of the Board or the stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee. The Committee or the Board may amend the terms of any Option granted if such amendment is agreed to by the recipient of such Option.

     16. Conversion of ISOs Into Non-Qualifled Options; Termination of ISOs.
The Committee or the Board, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, including at the time an employee leaves the employment of the Company, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee or the Board (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee or the Board in its sole discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee or the Board takes appropriate action. The Committee or the Board, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     17. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted under this Plan shall be used for general corporate purposes.

     18. Governmental Regulation. The Company's obligation to sell and deliver shares of Common Stock under this Plan is subject to the compliance with Federal and applicable state securities laws and the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the making of a Disqualifying Disposition (as that term is defined in Section 20 below) or the vesting of restricted Common Stock acquired upon the exercise of a Option hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such individual's gross income. The Committee or the Board in its discretion may condition (i) the exercise of an Option or the vesting of restricted Common Stock acquired by exercising a Option, on the grantee's payment of such additional withholding taxes.

     20. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any shares of the Company's Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two (2) years after the date the employee was granted the ISO and (b) one (1) year after the date the employee acquired the Common Stock by exercising the ISO. If the employee dies before such shares of Common Stock are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     21. Governing Law; Construction. The validity and construction of this Plan and the instruments evidencing Options shall be governed by the laws of the State of Colorado, or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.






                      INTERNATIONAL NURSING SERVICES, INC.

                           INCENTIVE STOCK OPTION PLAN


     1. Purpose of the Plan. This Stock Option Plan (hereinafter referred to as the "Plan") is intended to encourage ownership of stock of International Nursing Services, Inc., a Colorado corporation (hereinafter referred to as the "Corporation"), by key employees (either full-time or part-time) of the Corporation and its subsidiaries, and to provide additional incentive for them to promote the success of the Corporation's business. As used in the Plan, the term "subsidiary" shall have the same meaning as the term "subsidiary corporation" defined in Section 425 (f) of the Internal Revenue Code of 1986, as from time to time amended (the "Code"). The Plan and options granted under the Plan shall be classified as "Incentive Stock Options" and conform to the Code
Section 422A treatment of Incentive Stock Options.

     2. Scope of the Plan. An aggregate of 500,000 authorized but unissued shares of the Corporation's common stock, par value $.001 per share (the "Common Stock"), shall be available and reserved for issue under the Plan. If an option should expire or terminate for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have terminated, become available for other options under the Plan. The Common Stock shall not be issued in respect of an option granted hereunder unless the exercise of such option and the issuance and delivery of shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including the law of the corporation's state of incorporation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of the Corporation's counsel with respect to such compliance.

     3. Administration of the Plan. The Plan shall be administered by the Board of Directors or, at their discretion, by a stock option committee (the "Committee") consisting of not less than three members of the Board of Directors, both of which shall have authority from time to time: (a) subject to the provisions of Section 4, to determine which of the key employees of the Corporation or any of its present or future subsidiaries shall be granted options with respect to any or all of such shares; (b) to determine the times when options shall be granted and the number of shares to be granted, except as may otherwise be provided herein; (c) to determine the time or times when each option becomes exercisable and the duration of the exercise period, except as may otherwise be provided herein; (d) to prescribe the form or forms of the instruments evidencing any options granted under the Plan (which form shall be consistent with the Plan but the terms and provisions need not be identical in each case); (e) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (f) to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. The grant of options will be entirely discretionary and nothing in the Plan will be deemed to give any director, officer or employee a right to receive options. All decisions, determinations and implementations by the Board of Directors shall be final and binding. The Board of Directors may request advice of assistance or employ such other persons as are necessary for proper administration of the Plan.

     4. Eligibility and Participation. Options may be granted only to employees (including officers and directors who are employees) of the Corporation or any of its subsidiaries. An individual who has been granted any option, may if he is otherwise eligible, be granted; however no additional options shall be granted if the grant will cause such options to violate the terms of Section 422A of the Code. The aggregate fair market value of the Common Stock (determined at the time of the grant of the option) for which options are exercisable for the first time under the terms of the Plan, by any employee during the calendar year, may not exceed $100,000.

     5. Terms of the Options. The term of such option granted under the Plan shall be for not more than ten years from the date of the granting thereof, subject to its earlier termination as hereinafter provided. Options shall be granted with an exercise price equal to 100% of the fair market value of the Common Stock to which they relate at the time of such grant, except that any option granted under the Plan to a person owning more than 10% of the total combined voting power of the Common Stock shall be at an exercise price of 110% of such fair market value and shall be for a term of no more than five years.

     6. Nontransferability of Options. An option granted under the Plan shall by its terms not be transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of the holder of the option, only by such holder.

     7. Exercise of Options. Except as provided in this Section 7 and in Sections 10 and 11 hereof, options granted to persons who are neither directors nor officers of the corporation are exercisable as determined by the Board of Directors of the Corporation. Options granted to persons who are directors or officers at the time of grant are immediately exercisable, in whole or in part. No option shall be exercisable after the expiration of the term thereof as provided in Section 5 hereof, and no option shall be exercisable unless the holder thereof shall at the time of exercise have been an employee of the Corporation or of any subsidiary of the Corporation for a period of at least three months, except as otherwise provided in Sections 10 and 11 hereof. The purchase price of any shares as to which an option shall be exercisable shall be paid in full at the time of exercise. Upon approval by the Board of Directors, a holder may exercise his option by surrendering currently held shares of the Corporation's Common Stock having a value not in excess of the aggregate purchase price of the shares as to which the option is exercised. The balance of such purchase price shall be payable by the holder in cash or by certified check. For purposes of paying the aggregate purchase price of the shares as to which the option is exercised, each share of Common Stock surrendered shall be valued at its fair market value on the date of exercise. For this purpose, the fair market value shall be the average of the closing bid prices of the Common Stock, as quoted on NASDAQ or as quoted by the National Quotation Bureau, Inc. if the Common Stock is not quoted on NASDAQ, for the ten trading days preceding the date of exercise. In the absence of a reported price on the date of exercise, the Board of Directors, in its discretion, may select any reasonable method for the valuation of the surrendered shares. The holder of an option shall not have any of the rights of a stockholder with respect to the shares covered by his option until such shares shall have been issued to him upon the purchase of such shares pursuant to his exercise of the option.

     8. Securities to be Unregistered. The Corporation shall be under no obligation to register or assist the holder in registering either the options or the Common Stock issuable upon exercise of the options under the federal securities laws or any state securities laws, and both the options and the Common Stock issuable upon exercise of the options shall be "restricted securities" as defined in Rule 144 of the General Rules and Regulations of the Securities Act of 1933 (the "Act"), and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Corporation. Accordingly, all certificates evidencing shares covered by the options, and any securities issued and replaced or exchanged therefore, shall bear a restrictive legend to this effect.

     9. Disposition of Shares of Option Stock. An individual who has acquired stock through the exercise of an option cannot dispose of such stock within two years after the date of grant or within one year from the date of exercise.

     10. Exercise Upon Cessation of Employment. If the holder of an option granted hereunder ceases to be an employee of the Corporation or of any of its subsidiaries, any option held by him pursuant to this Plan may be exercised to the extent exercisable on the termination date, within three months thereafter (but in no event after the option expires by its terms), unless employment is terminated for cause, in which case the option terminates immediately. Any termination of an option hereunder by reason of cessation of employment shall be without prejudice to any right or remedies which the Corporation or any of its subsidiaries may have against the holder of the option under the stock option agreement or otherwise. The stock option agreements may contain such provisions as the Board of Directors shall approve with reference to the effect of approved leaves of absence; provided, however, that all options shall terminate a maximum of ten years after date of grant.

     11. Exercise Upon Death or Disability. If the holder of an unexpired option granted under this Plan dies while an employee of this Corporation or its subsidiaries or within three months after termination of employment (other than for cause), his executor, administrator or other person entitled by law to his rights thereunder may exercise the option at any time within one year after death (but in no event after the option expires) to the extent exercisable at the date of death. If the holder of an unexpired option granted under this Plan becomes disabled within the meaning of Section 105(d)(4) of the Code while an employee may exercise the option at any time within 12 months after leaving, employment of the Corporation (but in no event after the option expires).

     12. Effectiveness of the Plan. The Plan shall become effective upon adoption by the Board of Directors of the Corporation provided, however, that the Plan shall be submitted for approval by the stockholders of the Corporation no later than 12 months after the date of adoption of the Plan by the Board of Directors. Should the stockholders fail to approve the Plan, all options granted thereunder shall be and become null and void.

     13. Time of Granting Options. The date of grant of an option under the Plan shall, for all purposes, be the date on which the Board of Directors or the Committee makes the determination granting such options, and no grant shall be deemed effective under the Plan prior to such date. Notice of the Board of Directors' action shall be given to each employee to whom an option is so granted within a reasonable time after the date of such grant.

     14. Adjustments. Options granted hereunder shall contain such uniform provisions as the Board of Directors shall, in its sole judgment, determine for adjustment of the number and class of shares covered thereby or of the option prices, or both, to reflect a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation, issuance of additional shares or other similar changes or transactions of or by the Corporation. In any such event the aggregate number and class of shares available for issuance under the Plan shall be appropriately adjusted and all of the provisions of this Plan with respect to the number and class of shares so available shall likewise be adjusted; provided, however, that no such adjustment shall be made so as to constitute a modification, extension or renewal of the option within the meaning of Section 425(h) of the Code, or so as to prevent the Corporation, or any other corporation or any subsidiary thereof if the employee shall become employed by such corporation by reason of the transaction in respect of which such adjustment is made, from being a corporation issuing or assuming the option in a transaction to which Section 425(a) of the Code applies.

     15. Termination and Amendment of the Plan. The Plan will terminate ten years from the date of adoption by the Board of Directors, unless the Board of Directors elects to terminate the Plan prior to that date. The Board of Directors may, at any time, without further stockholder approval, terminate, modify or amend the Plan. It may not, however, without further approval by the holders of a majority of the outstanding Common Stock, increase the number of shares as to which options may be granted, change the eligibility requirements for persons entitled to receive options or adversely affect the rights of an optionee under any unexercised option or any portion thereof without the consent of the optionee. Neither the termination nor any modification or amendment of the Plan shall, without the consent of the holder of an option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such option.

     16. Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation or of any subsidiary, or by any stockholder of the Corporation or of any subsidiary against any past, present or future officer or member of the Board of Directors, or against any employee, or by an employee (past, present or future) against the Corporation or any subsidiary, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such stockholder, officer, director of employee, cease and be barred upon the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

     17. Registration of Certificates. Certificates may be registered only in the name of the employee or, if he so indicates in writing, in his name jointly with a member of his family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in his name as tenant in common with a member of his family, without right of survivorship.

     18. Stock Option Agreements. Each option granted under this Plan shall be evidenced by a stock option agreement in such form and containing such provisions (subject to and limited by the terms of this Plan) as the Board of Directors shall from time to time approve. Agreements evidencing the options need not be identical.

     19. Tax Litigation. The Corporation shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on an issue which is related to the Plan and which the Board of Directors believes to be important to holders of options issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

     20. Governmental and Other Regulations. The Plan, and the grant and exercise of the option to purchase shares hereunder, and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of legal counsel for the Corporation, be required.

     21. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws.

     22. Severability. If any provision of the Plan is invalid, illegal or unenforceable, the balance of the Plan shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

This plan was adopted by the unanimous written consent of the Board of Directors and Stockholders on the day of , 1995.

                      INTERNATIONAL NURSING SERVICES, INC.
                                  STOCK OPTION

International Nursing Services, Inc. (the "Company") hereby grants to the right and option to purchase shares of the Common Stock $.001 par value, of the Company at the exercise price of per share. This option is granted as of the date set forth below and shall expire ten years from such date. This Option is subject to the restrictions as set forth below and to all the terms and conditions of the International Nursing Services, Inc. Incentive Stock Option Plan, which are incorporated herein by this reference, and may not be assigned or transferred except as provided herein.

   Restrictions:  None

                "THE COMPANY"
                INTERNATIONAL NURSING SERVICES, INC.

                By:____________________________________
                   John P. Yeros, President and Chairman


                ATTEST:


                _____________________




Dated:_________________